AGREEMENT



This Agreement is entered into by and between Autovenu Inc., a Delaware Corporation, whose principal place of business is 14500 N. Northsight Blvd, Suite 213, Scottsdale, AZ 85260 hereafter ("AV") and PublicCarAuctions.com Inc., an MICHIGAN corporation whose principal place of business 6100 BROOKSAIRE BLVD., CHARLOTTE, N.C. hereafter ("PCA"). (AV and PCA, each a "Party" hereunder are collectively referred to herein as the "Parties").

WHEREAS, AV is a provider of business-to-business e-commerce technology applications and solutions which includes the marketing of used cars on the Internet; and,

WHEREAS, PCA is an automobile auction marketing Company and has the knowledge and capability required to facilitate the acquisition of customers to purchase vehicles; and,

WHEREAS, the Parties recognize the mutual benefit of combining their business capabilities to expand their respective business; and,

         NOW THEREFORE, in consideration of the foregoing and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AV and PCA, on their own behalf and on behalf of each of their operations, intending to be legally bound hereby, warrant, covenant and agree as follows:

I.       AV'S PLEDGE TO PCA:

         1. AV promises to promote and develop its Internet technology and related marketing strategy, which includes the marketing of cars on the internet..

         2. AV promises to make its Internet services available to PCA to allow PCA to market such service in mutually beneficial methods.


II.      PCA'S PLEDGE TO AV:

         1. At all times during the term of this Agreement, PCA and/or designated representatives will abide by the terms of this Agreement and will perform the duties as set forth herein, in accordance with the terms of this Agreement.

         2. PCA shall provide its traditional marketing service related to the acquisition of customers at auction in a manner consistent with its normal business transactions.


III.     COMPENSATION TO AV:

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         1.    PCA promises to pay AV a fee of $2,500.00 upon the launch date of
               PCA's web site WWW.PUBLICCARAUCTIONS.COM. PCA shall pay AV a monthly fee of $500.00 for which AV shall maintain the web site and provide 5 hours of technical support per month.

         2. Additional support or changes to the web site after the launch date shall be billed at AV's standard fee schedule.

IV.      TERM AND TERMINATION:

         1 This Agreement shall be for a term of twelve (12) months, unless terminated pursuant to provisions set forth below.

         2 Upon the mutual consent of PCA and AV, this Agreement may be extended for one year. Such consent shall be evidenced in writing, signed by each Party hereto.

         .

V.       INDEMNIFICATION:

                  Each Party promises to indemnify and hold harmless the other Party and its subsidiaries and/or affiliates and respective members, managers, directors, officers, employees, and agents against any and all losses, liabilities, claims, awards, damages, judgments, settlements, and costs, including fees and expenses, arising out of or related to any negligence or wrongful conduct caused by the other Party, or arising out of any third-party claim, including, but not limited to, any claim for damages by any person or entity regarding the purchase, lease and/or finance of a motor vehicle from PCA or resulting from PCA's utilization of AV's services, or from any other act done or omitted to be done by the other Party in executing the terms of this Agreement.

                  In the event either Party is served with notification of action or suit against the other Party, the notified Party will promptly notify the other Party of such claim. Each Party promises to defend at their own cost and expense, all such claims, actions, lawsuits, or proceedings. In all events, each Party, in its sole discretion, shall have the right to participate in the defense of any such action through counsel of its own choosing at its sole expense.

VI.      GENERAL TERMS & CONDITIONS:

         1. INDEPENDENT CONTRACTOR ARRANGEMENT: The relationship created by this Agreement between AV and PCA is intended to be and shall for all purposes hereunder be considered as an independent contractor. Nothing contained in this Agreement shall be construed as intending, creating or constituting a franchise, partnership, agency, or joint venture between AV and PCA.


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         2.       NOTICES: All notices and requests in connection with this
                  Agreement shall be given or made upon the respective Parties in writing and shall be deemed given by any of the following means; 1) on the day deposited in the U.S. mail, postage prepaid, and addressed as designated at the top of this Agreement, or to such address as the Party to receive the notice or request so designates by written notice to the other; 2) by Facsimile which shall be deemed received on the day sent when a confirming notice from the sending facsimile machine has been generated; or 3) by overnight delivery.

         3. ASSIGNMENT: This Agreement and the rights and duties hereunder shall not be assignable by either arty without the written consent of the other party

         4. GOVERNING LAW AND JURISDICTION: This Agreement and the performance hereunder shall be governed and construed in accordance with the laws of the State of Arizona. Any dispute or claim arising between the Parties hereto that is brought by PCA against AV shall be brought in a court of competent jurisdiction located in the County of Maricopa in the State of Arizona, and the Parties hereto agree to jurisdiction in Arizona. Any dispute or claim arising between the Parties hereto that is brought by AV against PCA shall be brought in a court of competent jurisdiction located in the county and state wherein the principal place of business is located and the Parties hereto agree to jurisdiction in that state and county.

         5. CONFIDENTIALITY: Each of the Parties hereto, on behalf of themselves and their employees, agree to keep all non-public information gained as a result of the business dealings contemplated in this Agreement confidential. Each Party may use such confidential information for their internal use only to further their performance under this Agreement. Each Party hereto understands and agrees that the sale or unauthorized use or disclosure of any trade secrets or other confidential information, including but not limited to private information constitutes theft and will greatly damage the non-disclosing Party and is prohibited. PCA shall not impart AV's services or the concept thereof to any person or entity other than PCA's key employee(s) without the previous written consent of AV. Notwithstanding the foregoing, if either Party is required to produce any such information by order of any government agency, court of competent jurisdiction, or other regulatory body, it may, upon not less than five (5) days written notice to the other Party, release the required information.

         6. TITLE TO SYSTEM, TRADEMARKS: To the extent permitted by law, the Internet based software to be provided under this Agreement are proprietary to AV, and title thereto remains in AV. All proprietary title and rights held by AV extend to any extension of this Agreement. All applicable rights to patents, copyrights, trademarks, and trade secrets in the System and in the name "Autovenu" and its logo, now and in the future, belong exclusively to AV



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         7.       CONTROLLING AGREEMENT: This Agreement and all Appendices and
                  Amendments hereto supersede any and all agreements, oral or written, between the Parties, and contain all of the representations, covenants, and agreements between the Parties with respect to services described in this Agreement. Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not contained in this Agreement. No other Agreement(s), statement(s), or promise(s) not contained in this Agreement hereto will be valid or binding.

         8. MODIFICATIONS TO AGREEMENT: Except where otherwise set forth in this Agreement, all modifications or amendments to this Agreement shall be in writing, properly noticed in accordance with the notice provisions of this Agreement. Any amendment, change or modification of this Agreement will be effective only when in writing and signed by the Party to be charged. Such signature shall not be unreasonably withheld by the Party to be charged and shall be returned to the maker not more than ten (10) calendar days after receipt. Except where otherwise reserved in this Agreement, the Parties agree that any unilateral changes, amendments or modifications made by one Party are invalid against the other Party unless ratified in writing by the Party to be charged.

         9. AMENDMENTS: All subsequent Amendments hereto are incorporated into this Agreement by this reference as fully set forth herein.

         10. SEVERABILITY: If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such determination shall in no way alters or impair the validity, legality, and enforceability of the remaining provisions of this Agreement.

         11. REQUISITE AUTHORITY: The undersigned hereby represents that he or she is authorized on behalf of their respective corporations to enter into this Agreement, and that each corporation is in good standing under the laws of the state of their incorporation.

         This Agreement is executed this  25  day of  JULY     , 2000.
                                        -----       -----------


AUTOVENU INC.                             PUBLICCARAUCTIONS.COM  INC.

By: /s/ Mark Moldenhauer                  By:  /s/ Alan Siskind
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Its: /s/President                         Its:  /s/President
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